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EXHIBIT NO. 23

CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Amerityre Corporation
(Formerly American Tire Corporation)
Boulder City, Nevada

     We hereby consent to the use in this Registration Statement of Amerityre Corporation (formerly American Tire Corporation) on Form S-8 of our report dated September 24, 2001 of Amerityre Corporation (formerly American Tire Corporation) for the years ended June 30, 2001 and 2000, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/S/ HJ & ASSOCIATES, LLC

50 Main Street, Suite 1450
Salt Lake City, UT  84144
December 20, 2001